Exhibit 99.0

For Immediate Release	Contact:	Gabrielle Shanin
December 8, 2006		(973) 802-7779

PRUDENTIAL FINANCIAL, INC. ANNOUNCES PRICING OF $2.0 BILLION

OFFERING OF CONVERTIBLE DEBT

NEWARK, N.J. – Prudential Financial, Inc. (NYSE:PRU) today announced that it had priced a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended, of $2.0 billion aggregate principal amount of convertible senior notes due 2036. The initial purchasers also have an option to purchase an additional $300 million aggregate principal amount of the convertible notes solely to cover their overallotments. The sale of the convertible notes is expected to close on December 12, 2006, subject to customary closing conditions.

Prudential Financial will pay interest on the convertible notes at an annual rate equal to 3-month LIBOR, reset quarterly, minus 2.40% until maturity on December 12, 2036, subject to earlier repurchase, redemption or conversion. The initial conversion price per share is approximately $104.21, which is a premium of 20.00% over the closing Common Stock price of $86.84 per share on December 7, 2006. This represents a conversion rate of 9.5962 shares of Prudential Financial’s Common Stock per $1,000 principal amount of convertible notes.

Prudential Financial will settle each $1,000 principal amount of convertible notes surrendered for conversion by delivering cash and shares of Common Stock, if any, equal to the sum of the daily settlement amounts for each of the ten trading days during the related observation period. The daily settlement amount for each of the ten trading days of the observation period will consist of: (1) an amount in cash equal to the lesser of $100 and the daily conversion value relating to such day, and (2) to the extent such daily conversion value exceeds $100, a number of shares of Common Stock equal to (A) the difference between such daily conversion value and $100 divided by (B) the Common Stock price for such day.

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Prudential Financial may redeem all or some of the convertible notes for cash at any time on or after December 13, 2007 at 100% of their principal amount plus accrued interest, if any, to but not including the redemption date. The holders of the convertible notes may require Prudential Financial to repurchase the convertible notes for cash on the 1-, 2-, 3-, 4-,5-, 10-, 15-, 20- and 25-year anniversaries of the date of issuance at the par amount plus accrued interest, if any.

The purposes of the offering are: (i) to purchase an investment grade fixed income investment portfolio and (ii) general corporate purposes. In connection with the offering, Prudential Financial anticipates purchasing under its existing share repurchase authorization up to $205 million of its Common Stock. Prudential Financial anticipates that substantially all of those repurchases will be from the purchasers of the convertible notes.

The offering is being made only to qualified institutional buyers pursuant to Rule 144A of the Securities Act.

This announcement is neither an offer to sell nor the solicitation of an offer to buy the convertible notes or the shares issuable upon conversion of the convertible notes and shall not constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

Neither the convertible notes nor the shares of Common Stock issuable upon conversion of the convertible notes have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Certain of the statements included in this release constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance and fluctuations of stock, real estate and other financial markets; (2) interest rate fluctuations; (3) reestimates of our reserves for future policy benefits and claims; (4) differences between actual experience regarding mortality, morbidity, persistency, surrender experience, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes; (5) changes in our assumptions related to deferred policy acquisition costs, valuation of business acquired or goodwill; (6) changes in our claims-paying or credit ratings; (7) investment losses and defaults; (8) competition in our product lines and for personnel; (9) changes in tax law; (10) economic, political, currency and other risks relating to our international operations; (11) fluctuations in foreign currency exchange rates and foreign securities markets; (12) regulatory or legislative changes; (13) adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including in connection with our divestiture or winding down of businesses; (14) domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life; (15) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; (16) effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions; (17) changes in statutory or U.S. GAAP accounting principles, practices or policies; (18) changes in assumptions for retirement expense; (19) Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and continue share repurchases, and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends or distributions; and (20) risks due to the lack of legal separation between our Financial Services Businesses and our Closed Block Business. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.

The information referred to above, as well as the risks of our businesses described in our Annual Report on Form 10-K for the year ended December 31, 2005, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, should be considered by readers when reviewing forward-looking statements contained in this release. Additional historical information relating to our financial performance is located on our Web site at www.investor.prudential.com.